Exhibit 10.51

SECOND AMENDMENT

TO THE MASTER SERVICES AGREEMENT

THIS SECOND AMENDMENT (“Amendment”), effective May 2, 2008 (the “Amendment Effective Date”) is to the existing Master Services Agreement between AAIPharma Inc. (formerly AAI Development Services Inc., a division of AAIPharma Inc.) (hereinafter “AAIPharma”) and Sunesis Pharmaceuticals, Inc. (hereinafter the “Client”) dated November 3, 2003 and amended September 11, 2006 (the “Agreement”). All capitalized terms herein shall have the same meaning as set forth in the Agreement.

WHEREAS, AAIPharma and Client desire to modify the existing Agreement to provide the terms and conditions upon which Client may continue to engage AAIPharma, from time to time and agreed to by AAIPharma, to provide services for individual projects being conducted by SUNESIS.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Amendment, AAIPharma and Client hereby agree to the terms and conditions set forth below.

1.	A new Section 5.5 of the Agreement shall be added to read as follows:

“5.5	During the Term of this Agreement, Client may receive confidential and proprietary information belonging to AAIPharma (“AAIPharma Confidential Information”). Client agrees not to use, or provide to, disclose to, or permit any third party to use AAIPharma Confidential information, except that Client may provide or disclose AAIPharma Confidential Information to (i) Client’s employees or consultants who reasonably require such information for the conduct and evaluation of each Project pursuant to this Agreement, and (ii) comply with the obligations in the case of the exceptions set forth in subparagraphs (i) through (v) of Section 5.1 herein. As used herein, AAIPharma Confidential Information means any written, electronic, graphic or oral information furnished or disclosed by AAIPharma to Client (or observed by Client as the result of a site visit or audit) relating to AAIPharma’s business, including without limitation, information on its pricing, trade secrets, know-how, inventions (whether or not patentable), and any analytical, bioanalytical, formulations, and manufacturing data, methods, processes, and techniques; provided, that such data, methods, processes or techniques do not fall within Section 4.2 of this Agreement.”

Except as otherwise stated in this Amendment, all other terms and conditions of the Agreement and any amendments thereto shall remain in full force and effect.

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Second Amendment to Master Services Agreement

AAIPharma Inc. / Sunesis Pharmaceticals

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the Amendment Effective Date.

Sunesis Pharmaceuticals, Inc. 341 Oyster Point Boulevard South San Francisco, CA 94080		AAIPharma Inc. 2320 Scientific Park Drive Wilmington, NC 28405
By:		By:

Print Name:	Eric Bjerkholt	Print Name:	Ludo J. Reynders

Title:	Sr. VP & CFO	Title:	President and CEO

Date Signed:	5/13/08	Date Signed:	May 6, 2008

Second Amendment to Master Services Agreement

AAIPharma Inc. / Sunesis Pharmaceticals